Exhibit 10.33

Director Form

TERMS AND CONDITIONS

AWARD NOTICE AND AGREEMENT FOR STOCK UNIT GRANT

Beckman Coulter, Inc. maintains its 2007 Long-Term Performance Plan (the “Plan”) which is incorporated into and forms a part of the Award Notice and Agreement (“Award Agreement”) and under which this award of stock units (the “Award”) is made. These Terms and Conditions are also incorporated into and form a part of the Award Agreement. Unless otherwise expressly defined herein, all capitalized terms used in the Award Agreement shall have the same meaning assigned them in the Plan. The pronoun “you” used in this document refers to the grantee (or, as applicable, to the legal representative or other person or persons entitled to exercise under provisions relating to the death or incapacity of the grantee).

1. Stock Units. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Common Share of the Corporation (subject to adjustment as provided in Section 7 of the Plan) solely for purposes of the Plan and the Award Agreement. The Stock Units subject to the Award shall be used solely as a device for the determination of the payment to eventually be made to you if such Stock Units vest pursuant to Section 2. The Stock Units shall not be treated as property or as a trust fund of any kind.

2. Vesting. Subject to Section 7 below, the Award shall vest and become nonforfeitable with respect to 100% of the total number of your Stock Units (subject to adjustment under Section 7.2 of the Plan) on the first anniversary of the date the Award is granted.

3. Continuance of Service. You agree to serve as a member of the Board in accordance with the Corporation’s Certificate of Incorporation, bylaws and applicable law. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under the Award Agreement. Service for only a portion of any vesting period, even if a substantial portion, will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 7 below or under the Plan. Nothing contained in the Award Agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease your compensation from the rate in existence at any time.

4. Limitations on Rights Associated with Units. You shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights, with respect to your Stock Units and any Common Shares underlying or issuable in respect of such Stock Units until such Common Shares are actually issued to and held of record by you. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate. For purposes of clarity, the foregoing provisions of this Section 4 shall apply to both (a) Stock Units that have not yet vested pursuant to Section 2, and (b) vested Stock Units, the payment of which has been deferred pursuant to Section 6, until such time as such vested Stock Units are actually paid under the terms hereof.

5. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

6. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical after (and in all events not more than ninety (90) days after) your Severance Date (as such term is defined in Section 7 below), the Corporation shall deliver to you a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to the Award that vest pursuant to Section 2. Payment of your vested Stock Units shall be made in a lump sum; provided, however, that you may elect, on or before the date the Award is granted and on a form and in a manner prescribed by the Administrator, to have your vested Stock Units paid to you in a series of not less than two (2) and not more than fifteen (15) substantially equal annual installments, with the first such installment to be paid at the time specified in the first sentence of this Section 6 and each subsequent such installment to be paid on or as soon as practicable after (and in all events not more than ninety (90) days after) the corresponding anniversary date of your Severance Date thereafter. Any such election must be irrevocable and shall apply to all of your Stock Units hereunder to the extent that such Stock Units vest and become payable. In the event that you elect to have your vested Stock Units paid in installments and your death occurs before all such installment payments have been made, the remaining installments shall be paid to your estate in a lump sum as soon as practicable after (and in all events not more than ninety (90) days after) the date of your death. The Corporation’s obligation to deliver Common Shares or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that you (or other person entitled under the Plan to receive any shares or other payment with respect to the vested Stock Units) deliver to the Corporation any representations or other documents or assurances required pursuant to Section 10.1 of the Plan. You shall have no further rights with respect to any Stock Units that are paid or that are terminated pursuant to Section 7.

7. Effect of Termination of Service. Your Stock Units shall terminate to the extent such units have not become vested prior to the date you are no longer a member of the Board (your “Severance Date”), regardless of the reason for the termination of your services, whether with or without cause, voluntarily or involuntarily. Notwithstanding the preceding sentence, your Severance Date will be the date on which you incur a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder (i.e. generally the date on which you are no longer a member of the Board or employed by the Corporation or a Subsidiary). If any Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by you or your beneficiary or personal representative, as the case may be.

8. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.2 of the Plan, the Administrator shall make adjustments if appropriate in the number of Stock Units and the number and kind of securities that may be issued in respect of the Award.

9. Tax Withholding. Subject to Section 5.7 of the Plan, upon any distribution of Common Shares in respect of the Stock Units, the Corporation shall, to the extent it is legally permitted to do so, automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates unless you have made other arrangements approved by the Administrator to provide for such withholding. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by you or on your behalf and/or to deduct from other compensation payable to you any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

10. Notices. Any notice to be given under the terms of the Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to you at your last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if you are no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11. Plan. The Award and all of your rights under the Award Agreement are subject to, and you agree to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of the Award Agreement and of the Plan, the terms and conditions of the Plan shall govern. You acknowledge having read and understanding the Plan, the Prospectus for the Plan, and the Award Agreement. Unless otherwise expressly provided in other sections of the Award Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in you unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

12. Entire Agreement. The Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and the Award Agreement may be amended pursuant to Section 8 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect your interests hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13. Limitation on Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. The Award Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. You shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable in cash, if any, with respect to your Stock Units, and rights no greater than the right to receive the Common Shares (or equivalent value) as a general unsecured creditor with respect to your Stock Units, as and when payable hereunder.

14. Section Headings. The section headings of the Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15. Governing Law. The Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

16. Construction. The Award Agreement shall be construed and interpreted to comply with Section 409A of the Code. The Corporation reserves the right to amend the Award Agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the Award in light of Section 409A of the Code and any regulations or other guidance promulgated thereunder.

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